UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 19, 2015

AQUA POWER SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-18272	27-4213903
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011
(Address of principal executive offices)

+81 3-5764-3380
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 19, 2015, our company and Aqua Power System Japan Kabushiki Kaisha, (“AP Japan”), a corporation in formed under the laws of Japan, and Tadashi Ishikawa, the sole shareholder of AP Japan (the “AP Japan Shareholder”), entered into a share exchange agreement (the “Share Exchange Agreement”). Pursuant to the terms and conditions of the Share Exchange Agreement, we acquired an aggregate of nine thousand eight hundred ninety-five (9,895) shares of AP Japan representing all (100%) shares of AP Japan from the AP Japan Shareholder (the “AP Japan Shares”) and in exchange issued an aggregate of three million eight hundred six thousand five hundred fifty-nine (3,806,559) restricted shares of its common stock to the AP Japan Shareholder (the “APSI Shares”).

To close the transaction on July 7, 2015 pursuant to the Share Exchange Agreement, AP Japan received an initial payment of one hundred fifty thousand ($150,000) dollars and we issued promissory notes to AP Japan as follows:

1.	$100,000 due on July 31, 2015;
2.	$100,000 due on August 31, 2015;
3.	$100,000 due on September 30, 2015; and
4.	$100,000 due on October 31, 2015.

(collectively, the “Promissory Notes”)

Copies of the Promissory Notes are filed as an exhibit hereto as Exhibit A to the Share Exchange Agreement.

As a result of the Share Exchange Agreement, AP Japan became a wholly-owned subsidiary of our company. The Share Exchange Agreement contains customary representations and warranties. The AP Japan Shareholder is also a director and officer of our company and the majority shareholder of our company.

For a complete description of the specific terms and conditions of the Share Exchange Agreement, a copy of the same is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 29, 2015, we entered into a licensing and option agreement (“License Agreement”) with the AP Japan Shareholder, and AP Japan. Pursuant to the Share Exchange Agreement, the parties have agreed that the Share Exchange Agreement shall supersede and terminate the License Agreement.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered SALES of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

As of June 19, 2015, as a condition to the closing of the Share Exchange Agreement, we issued three million eight hundred six thousand five hundred fifty nine (3,806,559) restricted shares of our common stock to the AP Japan Shareholder.

Exemption from Registration. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States. The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D. Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of execution of the Share Exchange Agreement, our company, although not previously deemed a “shell corporation” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, is providing the following information to the public to provide full and adequate disclosure regarding the new business direction of our company and provide such current adequate information as we believe the public would need in order to make an informed investment decision.

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FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises of our company and Aqua after the execution of the Share Exchange Agreement, except that information relating to periods prior to the date of the Share Exchange Agreement relate to our company unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the state of Nevada on December 9, 2010. We were formed with the goal of developing solar energy collection farms on commercial and/or industrial buildings located on distressed, blighted and/or underutilized commercial land in North Carolina and other southern states of the United States. Renewable energy collected by these farms of solar collection panel systems will be sold directly to local utility companies for resale to their customers.

On June 6, 2014, Tadashi Ishikawa, our company’s sole officer and a member of our board of directors, acquired a total of 135,000,000 shares of our company’s common stock from Jeffery L. Alt and Matthew Croslis, our company’s former officers, in a private transaction for an aggregate total of $50,000. Mr. Ishikawa’s 135,000,000 shares amount to approximately 83.8% of our company’s currently issued and outstanding common stock. On the same day, Messrs. Alt and Croslis resigned as officers and Mr. Croslis resigned as a director. Mr. Alt remains as a director of our company.

Through our wholly-owned subsidiary, Stoneville Solar, LLC, a North Carolina limited liability company established on December 14, 2010, we lease space on the roofs of warehouses, where we install photovoltaic systems. We then sell the energy that we produce to our only customer, Duke Energy Carolina, LLC, an energy utility company in North Carolina which re-sells the energy to their customers. All of our sales to date have been to Duke Energy Carolina, LLC, which is currently purchasing solar power collected on rooftops at $0.05 - 0.07 per kWh. We take advantage of federal, state, and local incentives for clean energy, including tax credits from NC Green Power Corporation.

In particular, we are targeting rooftops of warehouses, storage facilities or other structures on brown-field or otherwise underutilized commercial land, for the creation of solar collection farms that generate renewable energy that can be sold directly to area utilities in North Carolina and other southern states.

Utilities in the southern United States have quotas for renewable energy that they have to provide to customers, and at this point very few, if any, utilities in the southeast are meeting their quotas. Accordingly, at this time, utilities in the southeast have been willing to purchase as much energy as alternative and clean energy producers can generate. We believe that if these quotas remain in place, there will continue to be a market for the energy that we produce.

On June 6, 2014, we changed our company’s fiscal year end from April 30 to March 31.

On July 18, 2014, our board of directors and a majority of our stockholders approved a change of name of our company from NC Solar, Inc. to Aqua Power Systems Inc., an increase of our authorized capital from 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of blank check preferred stock, par value $0.0001 to 200,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of blank check preferred stock, par value $0.0001 and a forward split of our issued and outstanding shares of common stock on a basis of 1 old share for 18 new shares.

A Certificate of Amendment to effect the change of name and increase to our authorized capital was filed with the Nevada Secretary of State on August 5, 2014, with an effective date of August 12, 2014. These amendments were reviewed by the Financial Industry Regulatory Authority (“FINRA”) and approved for filing with an effective date of August 12, 2014. Our trading symbol is “APSI”.

Our Business History

We purchased our photovoltaic systems through local solar energy companies, who also performed the installation of these systems on the warehouses that we leased. We planned on continuing this arrangement as we expanded our business.

We currently have one solar power installation, in Stoneville, North Carolina, which currently has a 9.9 kW solar photovoltaic generator installed. We collect the power that we generate at this installation and then sell it to Duke Energy Carolina, LLC, an energy utility company in North Carolina.

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In addition, we currently receive a subsidy through NC GreenPower Corporation, a governmental organization that promotes clean energy. NC GreenPower has agreed to provide a premium of $0.15 per kWh generated, up to 14,309 kWh per year, for a total potential subsidy of $715.45 per year after administrative fees.

We plan to take advantage of tax credits and renewable energy investment incentives that can help defray the upfront installation costs for each installation. Through our subsidiary, Stoneville Solar, LLC, we are operating our initial facility atop a warehouse building in Stoneville, North Carolina. North Carolina utility companies are currently purchasing solar power collected on rooftops at $0.05-0.07 per kWh. Our first project is fully operational and our company is looking for additional projects and other ways to increase revenues.

We plan to replicate this model for developing solar collection systems across a variety of distressed, blighted and/or under-utilized commercial and industrial properties in North Carolina and other southern states, where sunlight is at a maximum and cost of installation can be significantly discounted by tax incentives and renewable energy development funding.

We intend to use the proceeds from our latest debt fundings (i) to pay operating and business development expenses, (ii) to pay other expenses related to marketing of current business, and (iii) for general working capital. Amounts actually expended and the timing of expenditures may vary considerably based on several factors including our results of operations.

On April 9, 2015, we entered into the share exchange agreement with Aqua Power Japan and a Shareholder of Aqua Power Japan.  Pursuant to the terms of the Share Exchange Agreement, we agreed to acquire all issued and outstanding shares of Aqua Power Japan’s common stock in exchange for the issuance by our company of a number shares of our common stock to the shareholders of Aqua Power Japan. This agreement was subsequently cancelled.

The Business Combination

On June 19, 2015, our company and Aqua Power System Japan Kabushiki Kaisha, (“AP Japan”), a corporation in formed under the laws of Japan, and Tadashi Ishikawa, the sole shareholder of AP Japan (the “AP Japan Shareholder”), entered into a share exchange agreement (the “Share Exchange Agreement”). Pursuant to the terms and conditions of the Share Exchange Agreement, we acquired an aggregate of nine thousand eight hundred ninety-five (9,895) shares of AP Japan representing all (100%) shares of AP Japan from the AP Japan Shareholder (the “AP Japan Shares”) and in exchange issued an aggregate of three million eight hundred six thousand five hundred fifty-nine (3,806,559) restricted shares of its common stock to the AP Japan Shareholder (the “APSI Shares”).

To close the transaction on July 7, 2015 pursuant to the Share Exchange Agreement, AP Japan received an initial payment of one hundred fifty thousand ($150,000) dollars on July 7, 2015 and we issued promissory notes to AP Japan as follows:

1.	$100,000 due on July 31, 2015;
2.	$100,000 due on August 31, 2015;
3.	$100,000 due on September 30, 2015; and
4.	$100,000 due on October 31, 2015.

(collectively, the “Promissory Notes”)

Copies of the Promissory Notes are filed as an exhibit hereto as Exhibit A to the Share Exchange Agreement.

As a result of the Share Exchange Agreement, AP Japan became a wholly-owned subsidiary of our company. The Share Exchange Agreement contains customary representations and warranties. The AP Japan Shareholder is also a director and officer of our company.

We may be unable to secure any debt and/or equity financing on terms acceptable to us, or at all, at the time when we need such funding.  Additionally, although we agreed to complete the above financings, where we are unable to complete any of the financings in the agreement, there will not be any real consequences on the parties of the agreement except that we will not be able to exercise the Option and all transaction related to it.

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Our administrative office is located at 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011. Our fiscal year end is March 31.

Business Overview

Aqua Power Japan has established a scalable organization with comprehensive network of international partners for manufacturing, logistics and distribution. Aqua Power Japan’s senior management team is all based in Japan. All products are manufactured in China with distribution currently focused on Japan and Asian Markets.

Vision and Mission Statement

Aqua Power’s vision is to become the world’s leading supplier of affordable, environmentally friendly off-grid power. Aqua Power’s mission statement is to develop, manufacture, license and market its magnesium air fuel cell technology globally, and to collaborate with advanced R&D universities and institutions worldwide to advance its technology.

Company History

In 2009, Aqua Power Japan launched its first commercial product – a water-activated, carbon-magnesium 1.5 V AA battery. The first generation batteries came with a water injection pipette to inject water or electrolyte to activate power generation.

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Aqua Power Japan’s first product was marketed under the brand name NoPoPo (short for “No Pollution Power”). The batteries were primarily used for powering LED flashlights, mini lanterns, and portable radios.

The NoPoPo products gained Aqua Power Japan national recognition in Japan in the aftermath of the tragic earthquake and subsequent tsunami that devastated Japan in March 2011. The disaster created a massive demand for mobile power solutions that were cost effective and easily deployable. These early developments saw Aqua Power getting products to market quicker than the competition and also helped form the basis for the platform technology expansion into the patented and patent-pending technologies collectively called RMAF. More importantly, Aqua Power made advances in the technology, improving and expanding the performance and potential applications of the initial breakthrough in more affordable, environmentally friendly off-grid electricity generation.

Aqua Power Japan has sold more than eight million batteries in Japan and China to date. These battery sales marked the successful commercialization of electricity generation from a magnesium water battery. The development process saw Aqua Power overcome a number of significant technical hurdles and resulted in 16 patents and patents-pending to date relating to the materials and processes that enable water powered batteries and magnesium powered fuel cells. These hurdles included corrosion, hydrogen inhibition and release (HI) in sealed structures, and on/off activation.

Since 2008, Aqua Power has focused on both advancing the power output and duration of RMAF technology and adapting it to power new products.

Technology

Magnesium

The Earth has an abundant supply of magnesium. Global reserves of magnesium are approximately 300 times greater than those of lithium; 1 kg of seawater contains 1.29 g of magnesium. If we include extraction from desert sands, this represents a nearly limitless potential reserve. Currently, China accounts for 80% of global magnesium production.

The extraction of the raw material is relatively simple and the procurement cost is low. There is virtually no danger of heat generation or explosion, whether during production, use or disposal of the magnesium energy cell. Recycling and disposal are simplified due to the virtual absence of toxic materials in the raw materials.

Magnesium’s multiple advantages:

•	It enables high energy generation without hazard;

•	When separated from water, It can be stored indefinitely – and sustainably;

•	There is no risk of power leakage/loss because energy generation does not occur without the addition of water to the cell; and

•	Magnesium fuel cells can be safely developed for large applications.

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Realistic Magnesium Air Fuel System (“RMAF”)

Fuel cells are electrochemical devices that combine a fuel and oxygen to produce electricity, water, and heat. Unlike batteries, fuel cells continuously generate electricity as long as a source of fuel is supplied. Fuel cells do not burn fuel, making the process quiet, pollution-free and two to three times more efficient than combustion. A fuel cell system can be a truly zero-emission source of electricity, when the fuel is produced from non-polluting sources.

Fuel cells and batteries are similar because they use a chemical reaction to provide electricity. A battery stores the chemical reactants, usually metal compounds like lithium, zinc or manganese. In traditional technologies, once the energy is consumed, you must recharge or dispose of the battery. A fuel cell creates electricity through externally stored reactants (hydrogen and oxygen). A fuel cell will produce electricity as long as it has a fuel supply. In short, a fuel cell vehicle is refuelled instead of recharged.

The RMAF system generates electricity by combining magnesium, a saltwater electrolyte and air (oxygen), using patented technologies developed by Aqua Power. The air filter cathode’s unique component shields water, allowing only oxygen to pass, and collects electricity.

Aqua Power’s engineers were the first to discover how to generate electricity using a special carbon-manganese compound that they developed with Aqua Power’s proprietary “Substance X”, magnesium in plate form, and an electrolyte solution. To activate an RMAF fuel cell, you just add water or any other liquid.

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REACTION FORMULA

RMAF applications can be recharged with water and refuelled – virtually without limit — with Aqua Power’s proprietary lightweight magnesium rods that fuel the power producing ion exchange and electrical reaction.

A key element that enables RMAF technical performance is a unique wire free structure (patent and patents-pending protected). This structure allows for the automatic removal of hydrogen from the system, which in turn eliminates hydrogen build-up and enables easy expansion to create larger units for greater power generation.

The development of the water powered (NoPoPo) batteries enabled Aqua Power to overcome a number of significant technical hurdles. These hurdles included corrosion, hydrogen inhibition and release (HI) in sealed structures, and on/off activation. Aqua Power has 16 patents and patents-pending to date which related to the materials and processes that enable water powered batteries and magnesium powered fuel cells, therefore, protecting its proprietary technology and intellectual property.

Features and benefits of RMAF technology include:

•	Indefinite shelf life - ideal for long-term storage for emergency use;

•	Extremely lightweight and easily transported;

•	Totally green - recyclable, no toxic emissions;

•	Low cost - lower cost compared to hydrogen fuel cells. Also, magnesium is less volatile, requires no special fuel storage, is easily recycled and has an indefinite storage life;

•	Safe - no risk of overheating or exploding;

•	Indefinitely re-fuel able; and

•	Easily expandable for greater power generation.

Magnesium has tremendous untapped potential for high-energy generation potential. Aqua Power Japan has already developed and tested safe low-cost magnesium energy cells. Aqua Power’s Research and Development team is currently developing a new energy generation platform based on magnesium-air fuel cells.

Aqua Power Japan’s research indicates magnesium air fuel cells can deliver more than two times the highest power output that zinc-air fuel cells can generate, which is 500 watts hours/kg. Magnesium also has significant cost advantages; the zinc required for highest recorded output was about 150 kg; the same power output would require less than 70 kg of magnesium. Such benefits have led the US military to consider the value of magnesium-air fuel cell technology. As part of a small business innovation research program, the US Navy has considered the potential of a hybridized magnesium-air fuel cell and nickel-zinc battery or electrochemical capacitor.

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Business Overview

Aqua Power Japan is a technology company specializing in magnesium air fuel cell technology. Founded in Japan in 2004, Aqua Power Japan develops, manufactures and has commercialized magnesium air fuel cells for generating safe, green, reliable and inexpensive off-grid electricity. Non-toxic and recyclable, Aqua Power Japan fuel cells can be stored for up to 20 years before activation. Aqua Power Japan’s patented (and patents-pending) Realistic Magnesium Air Fuel System (“RMAF”) technology causes electricity to be generated from the chemical reaction of the combination of magnesium, oxygen (air) and a saltwater electrolyte.

There are approximately 1.3 billion people, 18% of the world’s population, who have no electricity. Millions of households and businesses go without power every year due to natural disasters and power outages. Oil and gas, mining and forestry companies, and the military, often operate in remote locations and require off-grid power sources. Expanding outdoor recreation market segments – marine, backcountry, camping – are seeking zero-emission and ever more lightweight portable power and lighting sources for areas where no grid power is available. These requirements are driving rapid growth in the global fuel cell industry with a potential market projected to reach $2.5 billion in revenue by 2018 according to the Freedonia Group. This expansion comes as the traditional solutions for meeting these needs are in decline due to limitations in portability, reliability, sustainability and financial viability. The global combined fuel cell and battery markets are worth over $100 billion annually.

Current off-grid electricity generation and recharging solutions fall short for a several reasons as they are often not renewable, expensive, heavy, and not environmentally friendly. Other solutions are also unreliable in emergency situations due to their short shelf life. Aqua Power Japan has developed and is developing a range of products that address these issues.

Aqua Power Japan’s technology can be applied to the following markets:

•	Emergency Preparedness and Disaster Relief - indefinite shelf life meets the standard to be default back-up system.
•	Outdoor Recreation – environmentally safe portable products for back country adventures, mountaineering, and eco-exploring
•	Industry - mining, oil and gas and forestry that require off-grid power supply.
•	Military - lightweight increases mobility and mission range.
•	Marine - its saltwater electrolyte makes Aqua Power Japan a better choice in saltwater environments.
•	Automotive - opportunities for power delivery that include automotive main drive, electrical subsystems, and backup systems.

Aqua Power Japan’s patented technology, RMAF, can be refueled virtually without limit using its proprietary lightweight magnesium rods, which fuel the electrical reaction that produces electricity. Aqua Power Japan’s magnesium air fuel cell uses metal magnesium for the anode and oxygen from the air for the cathode. Salt water (including sea water) is used for the electrolytic solution. The air filter cathode is a unique component that shields water transfer, allowing only oxygen to pass as it generates electricity. The benefits of RMAF fuel cells are that they have a very long shelf life, are lightweight, transportable, environmentally friendly, safe and easily scalable for greater power generation.

Aqua Power Japan’s first application of the RMAF technology was the development of the water activated AA battery. These battery sales marked the first successful commercialization of electricity generation from a magnesium water battery. The development process saw Aqua Power Japan overcome a number of significant technical hurdles and resulted in 16 patents and patents-pending to date relating to the materials and processes that enable water activated batteries and magnesium powered fuel cells. These hurdles included corrosion, hydrogen inhibition and release (HI) in sealed structures, and on/off activation. This early to market position and technology leadership helps to create strong barriers to entry in Aqua Power Japan’s market.

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The benefit of Aqua Power Japan’s advanced technology:

•	Long shelf life - Ideal for long-term storage for emergency use; virtually unlimited refueling;

•	Extremely lightweight and transportable;

•	Environmentally friendly and can be easily recycled;

•	Safe - no risk of overheating or exploding, as is the case with lithium-ion batteries and other fuel cells; and

•	Easily scalable for greater power generation.

Products

Aqua Power Japan has successfully commercialized magnesium air fuel cells. It has aggressively patented (16 patents and patents-pending to date) and actively protects its intellectual property in Japan and internationally. This early-to-market position and technology leadership help to create strong barriers to entry in Aqua Power Japan’s markets.

Aqua Power Japan launched its initial products in 2009 in Japan. These products included a water-activated AA battery (more than 8 million sold to date), mini-LED flashlights, and portable radios. Aqua Power Japan gained national attention in Japan following the earthquake and tsunami that devastated many parts of the country in 2011. Aqua Power Japan has continued its growth by improving and advancing its magnesium based technology for new applications focusing on advancing its fuel cell technology and power supply equipment.

The Evolution of Aqua Power Japan Products

Batteries -> Lighting Products -> Power Supply Equipment

Aqua Power Japan’s products can be broken into three categories: (1) batteries, (2) fuel cell powered lighting products and (3) power supply equipment. Aqua Power Japan currently has five products in the market and hopes to have a number of additional lighting and power supply products launched in the market over the next year.

a.	Batteries

The NoPoPo battery was Aqua Power Japan’s first product, launched in 2009. The water activated 1.5 V AA batteries can power LED flashlights, mini lanterns and portable radios and have a shelf life of 20 years (dry cell battery is less than three years). Aqua Power Japan gained national recognition during power outages after the devastating Japanese earthquake and tsunamis in 2011. They are made up of manganese dioxide (+) and magnesium alloy (-). More than eight million batteries have been sold to date. They are distributed throughout Japan by Aqua Power Japan’s distribution network, which includes Tokyo Hands, a nationwide big-box retailer.

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b.	Lighting Products

Aqua Power Japan has developed cutting edge lighting products using their RMAF system technology. The products can be broken into four categories: Flashlights, Speciality Lighting Products, Lanterns and magnesium Power Bars for these products.

Diagram showing the basic functioning of the technology behind the lighting products

c.	Flashlights

Aqua Power Japan has developed three flashlights and flashlight-lantern hybrids that are expected to go into production over the next year.

d.	Specialty Lighting Products

Aqua Power Japan is developing several speciality lighting products to suit the needs of particular customers and industries. The Mining Industry Flashlight is to be used by workers in underground mining operations where safety is a top priority. The Car and Boat Light/Battery is being designed to be a light source as well as electricity source to be used in cars and boats. The Mountain Climbing & Outdoor Recreation light is to be used as a light source in both climbing and outdoor markets.

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e.	Lighting Products - Magnesium Power Bars

The Aqupa Power Bars are magnesium rods that provide the power source for the Lanterns and Flashlights. The magnesium rod is easily replaced and ranges in size from 130 x 25 mm to 102 x 30 mm. The Power Bars are expected to generate significant recurring revenue streams for the Company as consumers replace them.

f.	Lanterns

Aqua Power Japan’s lanterns are ideal for off-grid lighting for disaster response, camping, remote worksites, and marine use. An on-off switch starts – and stops – the chemical reaction that generates electricity to power the lantern. The magnesium bolt is easily replaced – a see-though bottom indicates when a replacement is needed.

The table below provides the estimated product specifications for the Aqua Power Japan lanterns, marketed under the “Aqupa” brand in Japan.

PRODUCT	HOURS	LUMENS	POWER	WEIGHT	SIZE	STAGE
Aqupa Lamp 210	80 hrs	2,000	1.5 V	350g	215x95x95 mm	Available in Stores
Aqupa Lamp 250	120 hrs	3,500	1.5 V	630g	255X110x110 mm	Available in Stores
Lantern with Aqua Power AA Battery	80 hrs	N/A	1.5 V	N/A	255X110x110 mm	In Development
Home Use Lantern – Dual USB Charger	80 hrs	N/A	3.0V	N/A	250x250x150 mm	In Development
Developing Nation Lantern with Phone Charger	80 hrs	N/A	3.0V	N/A	255X110x110 mm	In Development

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The Aqupa Lamps 210 and 250 are stand up light sources (lanterns). The Lantern using Aqua Power Japan AA Battery is a modified version of the Aqupa Lamp 250 so as to have a lower price. The Home Use Lantern is an upgraded Aqupa Lamp 250 with higher current, which provides up to 2A power.

Aqua Power Japan’s “Coleman-style” Aquupa Lamp 250 model lanterns have been selling in Japan.

g.	Flashlights

Aqua Power Japan has currently developed three flashlights and flashlight hybrids which are expected to go into production over the next year.

The following table provides the expected product specifications:

PRODUCT	HOURS	LUMENS	POWER	WEIGHT	SIZE	STAGE
OMUSUBI-Kun	90 hrs	1,500	1.5 V	350g	200X60x55 mm	In Development
Aqupa Flash	90 hrs	1,500	1.5 V	350g	180X50x55 mm	In Development
Aqupa Flash/Lantern	90 hrs	1,500	1.5 V	350g	187X197x50 mm	In Development

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The OMUSUBI-Kun is a flashlight with rolling switch; the light comes on when the flashlight is rotated one way, and turns off when rotated the other. The Aqupa Flash/Lantern can be used as either a handheld or stand up light source.

h.	Speciality Lighting Products

Aqua Power Japan has developed several speciality lighting products to suit the needs of particular customers and industries. The following table depicts proposed product specifications of the speciality lighting products currently being developed:

PRODUCT	HOURS	LUMENS	POWER	WEIGHT	SIZE	STAGE
Mining Industry Flash Light	80 hrs	N/A	1.5V	N/A	N/A	In Development.
Car and Boat Light/Battery	80 hrs	N/A	3.0V	N/A	N/A	In Development.
Mountaineering & Outdoor Recreation Light	80 hrs	N/A	1.5V	N/A	N/A	In Development.

The mining industry flashlight is to be used by workers in underground mining operations where safety is a top priority. The Car and Boat Light/Battery is being designed to be a light source as well as electricity source to be used in cars and boats. The Mountain Climbing & Outdoor Recreation light is to be used as a light source for both markets.

i.	First Generation Portable Power Plant

The first generation portable power plant was originally designed specifically for the Government of Mexico as a back-up power plant for disaster situations. In September 2011, 510 units were sold to the City of Sonora. Based upon the water battery technology used in the NoPoPo batteries, it is made to order for specific customers. It will last approximately 240 hours and generates 15-19V DC / 100-220 AC.

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j.	Handheld Power Supply Equipment

The small sized power charger is designed to be handheld using RMAF technology. Its estimated output is approximately 80 hours of electricity at up to 3.0 V. The small size – 150 mm (L) X 150 mm (W) X 80 mm (D) — and lightweight of 350 grams make it a great handheld charger for laptops.

k.	Small (2-3A) Power Supply Equipment

Using RMAF technology, the small sized power plant is designed outdoor and home use to power digital equipment. Its estimated output is 8 hours of electricity per day for 14 days at up to 2-3A with voltage of 15 to 19V DC. The unit can convert to 100 or 220 AC and is refuelled using the magnesium bolt. The small size – 20 cm (L) X 15 cm (W) X 15 cm (H) — and lightweight of 1.8 kg make it highly portable and easily stored.

l.	Medium (5A) Power Supply Equipment

Based on RMAF technology, the medium sized power plant is designed outdoor and home use. Its estimated output of electricity is 8 hours a day for 14 days at up to 5A with voltage of 22.5V DC. The unit can convert to 100 or 220 AC and is refuelled using the magnesium bolt. The small size – 28 cm (L) X 13.5 cm (W) X 16.5 cm (H) — and lightweight of 3.5 kg make it highly portable and easily stored.

Example Design Drawings for Medium and X-Large Power Supply Equipment:

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m.	Large (10A) Power Supply Equipment

The large sized power plant is designed outdoor and home use and was designed using RMAF technology. Its estimated output of electricity is 8 hours a day for 14 days at up to 10A with voltage of 22.5V DC. The unit can convert to 100 or 220 AC and is refuelled using the magnesium bolt. The small size — 28 cm (L) X 13.5 cm (W) X 16.5 cm (H) – and lightweight make it easy to move and store.

n.	X-Large (30A) Power Supply Equipment

This unit is designed to power a home or be used for other purposes, such as an electric vehicle charging station. It uses RMAF magnesium plate technology and is estimated to be able to generate up to 30 amps / 37.5 V AC. The compact size 1 m (L) x 1m (W) x 1m also makes it relatively portable and storable.

o.	Power Supply Equipment Exchange Power Bars

The Power Supply Equipment power bars last up to 112 hours (8 hours a day for 14 days).

Key Success Factors

Four primary factors make our company qualified to succeed:

1.	Technology Leadership. The Company has successfully commercialized magnesium air fuel cells. It has aggressively patented (16 patents and patents-pending to date) and actively protects its intellectual property in Japan and internationally. This first to market position and technology leadership create strong barriers to entry.

2.	Low-cost Production and Established Distribution. Large, well-resourced partners helping to drive product development, manufacturing and distribution. The Company has established low-cost production in China with established high quality manufacturers.

3.	Management Expertise. Tadashi Ishikawa, with 28 years of experience in business development, leads Aqua Power Japan’s management team. He specialized in international sales and marketing for new technology as Vice President for Worldwide Marketing for NCR and served as a Corporate Director for Cisco Systems Co. Ltd. The Company’s researchers and product developers have demonstrated industry-leading expertise in electrochemistry, product design, branding and marketing.

4.	There is a large and growing global market for low-cost, green electricity than can be generated wherever and whenever needed.

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Competition

Direct Competitors

Aqua Power Japan has identified four primary competitors in the magnesium air fuel cell segment of renewable, portable, off-grid electricity generation. Two are still in the development stage and have yet to commercialize a product; the third has, but it is unable to refuel the electricity generation process.

COMPANY	DESCRIPTION
Magpower Systems	Based in British Columbia, is pursuing development of a magnesium air fuel cell, but has no manufacturing capacity or products available for sale.

Furukawa Battery Co Ltd	Based in Japan, has developed a magnesium air power pack named “Magbox” for emergency power generation, but the product is for one-time use only since their technology has no refuelling or recharging capability and no on/off switch.

Radiosonde	Company has created a battery similar to Aqua Power Japan’s magnesium-air fuel cell. It does not, however, have the water-fuel-air structure. It cannot extend its life whereas Aqua Power products can by simply replacing the power bar as often as needed.

Mishima Co. Ltd.	Japanese based company has developed an AA battery similar to the NoPoPo product with a water-activated sensor system but this has been the only product developed.

Furukawa Battery Co. Ltd., based in Japan, announced in September 2014 that it has developed a magnesium air power pack for emergency power generation with the ability to recharge a cellular phone 30 times in its lifespan of five days from the time of activation (adding water). However, relative to Aqua Power Japan’s product Furukawa’s technology has no on/off switch, is totally expended after five days, and has no refuelling or recharging capability. After announcing its magnesium air power pack in September, Furukawa Battery’s share price more than doubled from about 600 yen to a high of 1,500 yen (from a market cap of about US$170 million to a high over US$400 million). As of April 2015, the share price was currently about 900 yen giving it a current market cap of about US$250 million. Furukawa Battery has a broad and diversified battery business with annual sales in the US$400 million range however its significant increase in market cap in September 2014 occurred in the days immediately after its disposable magnesium based battery was announced. The Furukawa power pack was supposed to be released in December 2014 but it has not yet been commercially released as at June 3, 2015.

Indirect Competitors (Battery/Fuel Cell Companies)

There are hundreds of battery and fuel cell manufacturers worldwide producing batteries, fuel cells and allied products under thousands of different brand names for hundreds of applications. We see the landscape for new, more affordable, more environmentally friendly and more efficient products taking on a larger portion of what was once controlled by a handful of top brands. There is ample space in the market for our innovative technology and applications.

Material Contracts

Our company has no other material agreements except for the Share Exchange Agreement described above and the following:

On June 6, 2014, our company issued an unsecured promissory note in the amount of $3,500 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014 or within 10 business days upon the closing of any definitive agreement. Our company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever our company is able to make such payment. Subsequent to March 31, 2015, our company amended the original note in exchange for a promissory note bearing an interest rate of 10% and was due on June 6, 2015 and may be converted into shares of our company’s common stock at a conversion price of $0.20.

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On July 4, 2014, our company issued an unsecured promissory note in the amount of $2,500 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014 or within 10 business days upon the closing of any definitive agreement. Our company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever our company is able to make such payment. Subsequent to March 31, 2015, our company amended the original note in exchange for a promissory note bearing an interest rate of 10% and was due on July 4, 2015 and may be converted into shares of our company’s common stock at a conversion price of $0.20.

On August 1, 2014, our company issued an unsecured promissory note in the amount of $3,000 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014 or within 10 business days upon the closing of any definitive agreement. Our company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever our company is able to make such payment. Subsequent to March 31, 2015, our company amended the original note in exchange for a promissory note bearing an interest rate of 10% and is due on August 1, 2015 and may be converted into shares of our company’s common stock at a conversion price of $0.20.

On August 11, 2014, our company issued an unsecured promissory note in the amount of $14,000 to a related party. Pursuant to the terms of the note, the note was non-interest bearing and was due on the earlier of December 31, 2014 or within 10 business days upon the closing of any definitive agreement. Our company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever our company is able to make such payment. Subsequent to March 31, 2015, our company amended the original note in exchange for a promissory note bearing an interest rate of 10% and is due on August 11, 2015 and may be converted into shares of our company’s common stock at a conversion price of $0.20.

On November 10, 2014, our company issued an unsecured promissory note in the amount of $9,113 to a related party. Pursuant to the terms of the note, the note is bearing 10% interest, and is due on November 10, 2015.

On December 22, 2014, our company issued an unsecured promissory note in the amount of $2,050, respectively, to a related party. Pursuant to the terms of the note, the note was bearing 10% interest, and is due on the earlier of December 31, 2014 or within 10 business days upon the closing of any definitive agreement. Our company is currently in default of this note at March 31, 2015, and expects to make the necessary payments whenever our company is able to make such payment. Subsequent to March 31, 2015, our company amended the original note in exchange for a promissory note bearing an interest rate of 10% and is due on December 22, 2015 and may be converted into shares of our company’s common stock at a conversion price of $0.20.

On January 19, 2015, our company issued a convertible promissory note in the principal amount of $550 to a related party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on January 19, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20.

On February 12, 2015, our company issued a convertible promissory note in the principal amount of $11,634 to a related party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on February 12, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20.

On February 25, 2015, our company issued a convertible promissory note in the principal amount of $117,000 to a related party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on February 25, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20.

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On March 31, 2015, our company issued a convertible promissory note in the principal amount of $20,000 to a related party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20.

On March 31, 2015, our company issued a convertible promissory note in the principal amount of $75,000 to a related party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015 this convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20.

On March 31, 2015, our company issued a convertible promissory note in the principal amount of $55,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on March 31, 2016. Subsequent to March 31, 2015, this convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20.

On April 28, 2015, our company issued a convertible promissory note in the principal amount of $6,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on April 26, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company issued a promissory note in the principal amount of $6,000 to AP Japan. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on April 28, 2016.

On April 30, 2015, our company issued a convertible promissory note in the principal amount of $18,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on April 30, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, to April 30, 2015 our company issued a promissory note in the principal amount of $18,000 to AP Japan. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on April 28, 2016.

On May 1, 2015, our company memorialized an unsecured promissory note in the amount of $7,500 to a related party for the payment of expenses during the year ended March 31, 2015. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due by May 1, 2016.

On May 4, 2015, our company issued a convertible promissory note in the principal amount of $12,100 to a related party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 4, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company on May 4, 2015 issued a promissory note in the principal amount of $12,100 to AP Japan. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 4, 2016.

On May 7 2015, our company issued a convertible promissory note in the principal amount of $74,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 7, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company, on May 7, 2015, issued a promissory note in the principal amount of $74,000 to AP Japan. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 7, 2016.

On May 18 2015, our company issued a convertible promissory note in the principal amount of $105,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 18, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company, on May 18, 2015, issued a promissory note in the principal amount of $105,000 to AP Japan. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 18, 2016.

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On May 22 2015, our company issued a convertible promissory note in the principal amount of $40,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on May 22, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company, on May 22, 2015, issued a promissory note in the principal amount of $40,000 to AP Japan. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on May 22, 2016.

On May 27 2015, our company issued a convertible promissory note in the principal amount of $61,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 27, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company, on May 27, 2015, issued a promissory note in the principal amount of $61,000 to AP Japan. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on May 27, 2016.

On June 8, 2015, our company issued a convertible promissory note in the principal amount of $50,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on June 8, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company, on June 8, 2015, issued a promissory note in the principal amount of $50,000 to AP Japan. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on June 8, 2016.

On July 7, 2015, our company issued a convertible promissory note in the principal amount of $100,000 to an unrelated party. Pursuant to the terms of the note, the note is bearing interest rate of 10% and is due on July 7, 2016. This convertible note may be converted into shares of our company’s common stock at a conversion price of $0.20. Simultaneously, our company, on July 7, 2015, issued a promissory note in the principal amount of $100,000 to AP Japan. Pursuant to the terms of the note, the note is bearing an interest rate of 10% and is due on July 7, 2016.

Intellectual Property

Aqua Power Japan and we assert common law trademark rights for the name “Aqua Power” in the field of fuel cells. Common law trademark rights are enforceable in courts in Canada and the United States, and may be asserted against those who appropriate, dilute or damage the goodwill of our business by using the same or similar trade-names or trademarks. Unlike statutory trademark rights, which are acquired by registration and provide nation-wide protection, common law trademark rights are acquired automatically and provide protection only in the jurisdiction where a business uses a name or logo in commerce. We intend to rely on common law trademark protection until such time as we deem it economical for our business to register our trade-names or trademarks.

Our internet site is located at www.aquapowersystems.com.

Government Regulation

Our operations are subject to numerous federal, state and local laws and regulations in the United States, Canada and Japan in areas such as energy, consumer protection, government contracts, trade, environmental protection, labor and employment, tax, licensing and others.

Amount Spent on Research and Development the Last Two Fiscal Years

We spent approximately $1,000 and $25,000 fiscal years ended 2015 and 2014, respectively, on research and development activities.

Employees and Employment Agreements

Tadashi Ishikawa, our sole executive officer, is a full-time employee and currently devotes about 100% of his time to our operation. Our officers and directors do not have written employment agreements with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt plans in the future. Except for our stock option plan, which no options have been issued, there are presently no personal benefits available to our officers and directors. Our officers and directors will handle our administrative duties.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this Current Report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, as at December 31, 2014, have incurred a net loss since our inception on December 9, 2010. Our business operations began in 2010 and have resulted in net losses in each year. We have generated only nominal revenues since our inception and do not anticipate that we will generate revenues that will be sufficient to sustain our operations in the near future.  Our profitability will require the successful commercialization and exploitation of our technology. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended March 31, 2014 and April 30, 2013 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 3 to our financial statements for the years ended March 31, 2014 and April 30, 2013, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We could face intense competition, which could result in lower revenues and higher expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies, we could lose existing customers and fail to win new customers. In order to compete effectively in the fuel cell industry, we must continually design, develop implement and market new and enhanced technologies and strategies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace. Fuel cell technologies have not achieved widespread commercial acceptance in around the world and our strategy of expanding our fuel cell business could adversely affect our business operations and financial condition.

Further, we expect to derive a significant amount of revenue from the sales of products of Aqua Power, which may be non-standard, involve competitive bidding, and may produce volatility in earnings and revenue.

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Our plan to pursue fuel cell sales in international markets may be limited by risks related to conditions in such markets.

We are governed by two persons serving as directors and officers which may lead to faulty corporate governance.

We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently only have one independent director.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the fuel cell industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to fulfill our contractual obligations, continue development of our planned products to meet market evolution, and execute our business plan, generally.  We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled professionals in the fuel cell industry and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have achieved some revenues and have limited significant tangible assets. There can be no assurance that we will ever operate profitably. We have a limited operating history. Our success is significantly dependent on the successful marketing and implementation of the intellectual property and products of Aqua Power Japan, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the uncertainties arising from the absence of a significant operating history. We may be unable to complete the marketing and implementation of the intellectual property and products of Aqua Power Japan and operate on a profitable basis. Potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

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We are affected by certain law and governmental regulations which could affect international sales of our fuel cells.

While the intellectual property and products of Aqua Power Japan have been successfully marketed and sold in certain countries, failure to gain compliance would limit international operations. In addition, future government regulations concerning environmental issues could have an adverse effect on market acceptance or cause time delays or additional costs to meet requirements.

To the best of our knowledge, there are no laws or governmental regulations which would prohibit the use of our technology or products of Aqua Power Japan. Use of our technology is only subject to local operator/owner approval. Where we may be restricted as to the introduction of our technology in foreign countries relates only to local governmental regulations which may require the establishment of a corporate entity in the subject country, of which we may decide against due to costs and lack of corporate control of that new entity.

If our intellectual property is not adequately protected, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The patent positions of technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products, production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

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We could lose our competitive advantages if we are not able to protect any intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our ability to use our intellectual property and products. If any of our competitor’s copies or otherwise gains access to the intellectual property and products of Aqua Power Japan or develops similar technologies independently, we would not be able to compete as effectively.

We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our technology, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and market demands. As a result, our service and technology may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate market demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry or governmental standards.

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Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTCQB quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased recently, it has historically been sporadically or “thinly-traded” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

We are listed on the OTCQB quotation system, our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the OTCQB. We must comply with numerous NASDAQ MarketPlace rules in order to maintain the listing of our common stock on the OTCQB. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the OTCQB listing of our common stock. If we are unable to maintain our listing on the OTCQB, the market liquidity of our common stock may be severely limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

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Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statement and the related notes for the fiscal years ended March 31, 2015 and the eleven month period ended March 31, 2014. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 27 of this Current Report.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

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Cash Requirements

Over the next 12 months we intend to carry on business as a marketing and distribution company for fuel cell technology.

We will require additional financing over the next twelve months to operate our business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Results of Operations of Aqua Power Japan for the fiscal years ended March 31, 2015 and March 31, 2014.

The following summary of results of operations of Aqua Power Japan should be read in conjunction with the audited financial statements of Aqua Power Japan for the fiscal years ended March 31, 2015 and March 31, 2014.

The operating results of Aqua Power Japan for the fiscal years ended March 31, 2015 and March 31, 2014 are summarized as follows:

	Fiscal year ended March 31,	Fiscal year ended March 31,
	2015	2014
Revenues	$193,035	$107,166
Operating Expenses	$686,940	$502,700
Other Expenses	$405,470	$83,047
Other Revenues	$ Nil	$14,610
Net Income (Loss)	$(1,074,049)	$(517,260)

Expenses

The operating expenses of Aqua Power Japan for the fiscal years ended March 31, 2015 and March 31, 2014 are summarized as follows:

	Fiscal year Ended	Fiscal year Ended
	March 31,	March 31,
	2015	2014

Compensation	$149,450	$91,033
Director compensation	$128,891	$144,311
Professional fees	$167,944	$57,377
Payroll taxes and employee benefits	$41,399	$31,216
Depreciation and amortization	$27,080	$19,824
Research and development	$1,182	$23,591
Selling, general and administrative expense	$170,994	$135,348

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Equity Compensation

We currently do not have any equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital
	As of March 31, 2015	As of March 31, 2014

Current Assets	$287,104	$222,161
Total Assets	$642,536	$351,083
Current Liabilities	$2,741,094	$1,611,515
Total Liabilities	$2,784,277	$1,695,650
Working Capital (Deficit)	$(2,453,990)	$(1,389,354)

Cash Flows
	Fiscal year Ended March 31, 2015	Fiscal year Ended March 31, 2014
Net Cash Used in Operating Activities	$852,705		$495,527
Net Cash Provided by Financing Activities	$1,097,953		$484,742
Net Cash Used in Investing Activities	$286,025	$	Nil
Increase (Decrease) in Cash during the Period	$(39,258)		$(10,785)
Cash and Cash Equivalents, End of Period	$40,737		$79,996

We anticipate that our expenses over the next 12 months (beginning August 2015) will be approximately $3,000,000 as described in the table above. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Going Concern

The financial statements were prepared on a going concern basis. The going concern basis assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. During the year ended March 31, 2015, the Company had a net loss of approximately $1,075,000, negative cash flow from operations of approximately $850,000 and negative working capital of approximately $2,455,000. The Company will need to raise capital in order to fund its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on the Company’s ability to raise additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends to address this doubt by the Share Purchase Agreement (the "Transaction") it has entered into with a public entity in the United States (see Note 16 - Subsequent events), which includes cash consideration of $550,000. Management further intends that the Transaction will allow them entre to capital markets and enable the Company to seek financing through debt and equity financings. It is uncertain the Company can obtain financing to fund operating deficits until profitability is achieved. This need may be adversely impacted by: uncertain market conditions, approval of sites and licenses by regulatory bodies and adverse operating results. The outcome of these matters cannot be predicted at this time

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

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Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most complex and subjective estimates include: accounts receivable valuation and collectability; inventory valuation and obsolescence; valuation and recoverability of long-lived assets and property and equipment; income taxes, including uncertain tax positions and recoverability of deferred income taxes. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made. Actual results could differ from these estimates.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted.

Functional Currency

For purposes of these financial statements in anticipation of the transaction with APS, Inc (see Note 16 - Subsequent events), the Company's reporting currency has been determined to be the U.S. dollar effective April 1, 2013. The accompanying financial statements are therefore presented in U.S. dollars ("USD"). The Company's functional currency is Japanese Yen ("JPY"). The financial statements are translated into USD for all periods presented, with all assets and liabilities translated at the current exchange rate, at respective balance sheet dates, shareholders' equity is translated at the historical rates and income statement and cash flow items are translated at the average exchange rate for the reporting periods. The resulting translation adjustments are reported as other comprehensive income and accumulated other comprehensive income in the shareholders' deficit.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated into Yen at the rate on the date of the transaction and included in the results of operations as incurred.

Cash

Cash is maintained in bank accounts in Japan as well as two trust accounts in Canada. The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. As of March 31, 2015 and 2014 there were no cash equivalents.

Revenue Recognition

Revenues represent the invoiced value of goods sold, recognized upon the shipment of goods to customers. Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,
•	Delivery has occurred or services have been rendered,
•	The seller’s price to the buyer is fixed or determinable, and
•	Collectability is reasonably assured.

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Cost of Goods Sold

Cost of goods sold is comprised of direct materials and supplies consumed in the manufacture of products as well as manufacturing labor, freight-in, depreciation expense and direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished goods.

Concentrations of Credit Risk

The Company maintains cash balances at several foreign financial institutions in Tokyo, Japan, and two law firm trust accounts in Canada.  The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

As of March 31, 2015 one customer represented 89% of the total accounts receivable balance, and as of March 31, 2014, another customer represented 35% of the total accounts receivable balance.

Accounts Receivable

Accounts Receivable are stated at invoice amounts and are comprised of amounts due from sales to distributors and retail customers. As necessary, the Company maintains an allowance for doubtful accounts that is estimated based on a variety of factors including accounts receivable aging, historical experience and other currently available information, including events such as customer bankruptcy and current economic conditions. Based upon the Company's evaluation as of March 31, 2015 and 2014, no allowance for doubtful accounts was necessary.

Inventory

Inventory is stated at the lower of cost, computed using the first-in, first-out method, or market. The Company periodically evaluates its ending inventories for excess quantities and obsolescence based on its assessment and market conditions. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation for machinery and equipment is computed based on the units produced method, and all other depreciation is computed using the straight-line method over the estimated useful lives of the assets shown below.

Useful life
Vehicles	2 years
Tools and furniture	3 – 10 years
Machinery and equipment	7 years
Assets under capital lease	5 - 7 years

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Long-lived Assets

The Company evaluates, on a periodic basis, amortizable long-lived assets to be held and used for impairment. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the discounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

The Company amortizes the cost associated with patents and utility model rights with definite useful lives over their legally protected periods, typically from ten to twenty years. There were no impairment indicators for such assets, and no impairment charges related to definite lived intangible assets were recognized for the years ended March 31, 2015 and 2014.

The Company has determined that the trademarks have indefinite useful lives, and accordingly are not amortizable. Rather, such intangible assets are required to be tested for impairment at least annually or sooner whenever events or changes in circumstances indicate that the assets may be impaired. As part of the impairment testing, the Company first performs a qualitative assessment of if it is more likely than not that trademarks are impaired, considering all relevant events and circumstances that could affect the significant inputs used to determine the fair value of the trademark. For the years ended March 31, 2015 and 2014, based on the evaluation of the qualitative factors, the Company has determined that it is not more likely than not that the indefinite-lived intangible asset is impaired, and as a result was not required to perform the quantitative impairment test on the trademarks. Therefore, no impairment charges related to indefinite lived intangible assets were recognized for the years ended March 31, 2015 and 2014.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740.  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorizes.  This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. No reserves for uncertain tax positions have been recognized for the years ended March 31, 2015 and 2014.

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Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2015.

Comprehensive Loss

Comprehensive loss represents the change in stockholders’ equity resulting from transactions other than stockholder investments and distributions. Accumulated other comprehensive loss includes changes in equity that are excluded from the Company’s net loss, specifically, unrealized gains and losses on foreign currency translation adjustments and is presented in the statements of stockholders' equity. The Company presents the components of comprehensive loss within the statements of operations and comprehensive loss.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

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Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for annual reporting periods for public business entities beginning after December 15, 2017, including interim periods within that reporting period, and for non-public entities annual reporting periods beginning after Dec. 15, 2018, and interim reporting periods within annual reporting periods beginning after Dec. 15, 2019. . The new standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern  (ASU 2014-15).   The guidance in ASU 2014-15 sets forth management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity's ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management's plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The Company has elected to early adopt this guidance in the current interim period.

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DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011. Our telephone number is +81 3-5764-3380.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 2, 2015 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Tadashi Ishikawa 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011	Director, President, Chief Executive Officer, Chief Financial Officer and Treasurer	Common Stock	135,000,000	83.8%
All officers and directors as a group		Common stock, $0.001 par value	135,000,000	83.8%
5%+ Security Holders
Tadashi Ishikawa 2-7-17 Omorihoncho, Tokyo, Ota-ku, Japan, 143-0011	Director, President, Chief Executive Officer, Chief Financial Officer and Treasurer	Common Stock	135,000,000	83.8%
All 5%+ Security Holders		Common stock, $0.001 par value	135,000,000	83.8%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.
(2)	Based on 164,930,877 shares issued and outstanding as of July 13, 2015.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Tadashi Ishikawa(1)	59	Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
Jeffrey Alt(2)	62	Director

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(1)	Tadashi Ishikawa was appointed as Director, President and Chief Executive Officer on June 6, 2014.
(2)	Jeffrey Alt was appointed as Director on December 9, 2010.

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected or appointed and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in fuel cells, technology marketing, and domestic and international business development. The team represents a cross-disciplinary approach to management and business development.

Tadashi Ishikawa, Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Tadashi Ishikawa has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director since June 6, 2014. In 2004, Mr. Ishikawa founded Aqua Power Systems Japan Co. Ltd. Aqua Power Systems is in the business of developing magnesium fuel cell technologies. Aqua Power Systems is introducing the patented magnesium water and magnesium air fuel cell technologies to the world.

Mr. Ishikawa acquired expertise in new technology development and designing and executing international sales and marketing strategies in a long business career. Prior to founding Aqua Power Systems in 2004, Mr. Ishikawa served as Vice President for Worldwide Marketing and as a Corporate Director for Cisco Systems Co., Ltd. In 1996, he was first assigned to Cisco’s Tokyo office, and then transferred to the company’s world headquarters in San Jose, California.

Before joining Cisco, Mr. Ishikawa worked for NCR Japan Co. Ltd. from 1980 to 1996. His primary responsibilities there included international business development and public sector relations. He was the youngest member ever to be named to NCR Board of Directors. Mr. Ishikawa originally trained as a lawyer at Chuo University in Tokyo, where he now resides.

Jeffrey Alt, Director

Jeffrey Alt has served as our President and Chief Executive Officer from inception to June 6, 2014. Mr. Alt has been a Director since our inception. Mr. Alt has served as the Chief Financial Officer and Finance Manager of Service Logistics and Warehousing LLC since 2010. He was the Finance Manager and Plant Controller of Weil-McLain from 2005 until 2010. Mr. Alt has held numerous positions as a plant controller over the past thirty years with Thomas and Betts Corporation from 2000 to 2005, Smith Fiberglass Products from 1998 to 2000, Ameron International, Inc. from 1995 to 1998, and GenCorp, Inc. from 1984 to 1995. Mr. Alt began his career at Republic Steel Corporation as an analyst from 1974 to 1984.

Mr. Alt attended the University of Akron and was awarded a B.S. in Industrial Management with a major in accounting.

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Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company. Our board of directors now consists solely of Mr. Ishikawa and Mr. Alt.

Significant Employees

Other than the foregoing named officers and directors, we have the following full-time employees whose services are materially significant to our business and operations who are employed at will by Aqua Power Japan:

Yoshiaki Hasebe, Director and Chief Engineer of Aqua Power Japan

Mr. Hasebe has been for more than a decade in the development of water-powered fuel cell and battery technologies. He is a self-taught engineer and a member of Aqua Power Japan’s start-up team. Mr. Hasebe co-invented much of Aqua Power Japan’s intellectual property that is protected by Japanese and international patents.

Mr. Hasebe is a graduate of Nihon University, and a Director of the Canada-Japan Society.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years of Our Company Ended March 31, 2014 and April 30, 2013

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Tadashi Ishikawa(2)	2014	Nil	Nil	Nil	Nil	Nil	Nil

Jeffrey Alt(3)	2014	Nil	Nil	Nil	Nil	Nil	Nil
	2013	Nil	Nil	Nil	Nil	Nil	Nil

(2)	Tadashi Ishikawa served as President and Chief Executive Officer of our company since June 6, 2014.
(3)	Jeffrey Alt served as Director of our company on December 9, 2010.

Summary of Employment Agreements and Material Terms

We have not entered into any agreements with our directors and officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended March 31, 2014, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

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Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended March 31, 2014 for Aqua Power Nevada and the year ended March 31, 2014 for Aqua Power Japan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Aqua Power Nevada

The following includes a summary of transactions since the beginning of the March 31, 2014 fiscal year, or any currently proposed transaction, in which Aqua Power Nevada was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Further, pursuant to the Share Exchange Agreement, we issued promissory notes to AP Japan as follows:

1.	$100,000 due on July 31, 2015;
2.	$100,000 due on August 31, 2015;
3.	$100,000 due on September 30, 2015; and
4.	$100,000 due on October 31, 2015.

Aqua Power Nevada has not had any other transaction since the last two fiscal years ended May 31, 2013 and May 31, 2012, or any currently proposed transaction, in which Aqua Power Nevada was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Promoters and Certain Control Persons

Other than the directors and officers of our company, we have no promoters.

Corporate Governance

We currently act with two directors, consisting of Tadashi Ishikawa and Jeffrey Alt.

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Director Independence

We currently have only one independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTCQB under the trading symbol “APSI”. We cannot assure you that there will be an active market in the future for our common stock.

Since April 15, 2015 to June 2, 2015, there have only been 18 days of active trading of our common stock on the OTCQB. We cannot assure you that there will be an active market in the future for our common stock.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Holders

There has been no active trading of our securities, and, therefore, no high and low bid pricing. As of July 13, 2015, we have 17 shareholders of record. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We did not issue any securities under any equity compensation plan as of June 3, 2015.

RECENT SALES OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value of $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

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The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of common stock, par value of $0.0001 per share (the “Preferred Stock”). The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by our Board of Directors. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i)	The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii)	The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii)	The conditions upon which the shares of such series shall be subject to redemption by our company and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)	Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)	Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)	Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)	The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of our company; and

(viii)	Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by our Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by our Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

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The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of our company, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of our company shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of our company.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our company’s common stock nor the holders of our company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our company’s board of directors or for a third party to obtain control of our company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Vstock Transfer, LLC. Their mailing address is 18 Lafayette Place, Woodmere, New York 11598.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

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Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

•	Audited financial statements of Aqua Power Japan for the fiscal years ended March 31, 2015 and March 31, 2014.

(b) Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on August 13, 2012 as Exhibit 3.1).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on August 13, 2012 as Exhibit 3.2).
10.1	Share Exchange Agreement among our company, Tadashi Ishikawa and Aqua Power System Japan Kabushiki Kaisha dated June 19, 2015 (incorporated by reference to our Current Report on Form 8-K filed on June 19, 2015 as Exhibit 10.1).
10.2	License and Option Agreement among our company, Tadashi Ishikawa and Aqua Power System Japan Kabushiki Kaisha dated May 29, 2015 (incorporated by reference to our Current Report on Form 8-K filed on May 29, 2015 as Exhibit 10.3).
23.1	Consent of Peterson Sullivan LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2015

AQUA POWER SYSTEMS INC.

By:	/s/Tadashi Ishikawa
Tadashi Ishikawa
Director

45

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Aqua Power Systems Japan Kabushiki Kaisha

Tokyo, Japan

We have audited the accompanying financial statements of Aqua Power Systems Japan Kabushiki Kaisha ("the Company"), which comprise the balance sheets as of March 31, 2015 and 2014, and the related statements of comprehensive loss, changes in stockholders' deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. Except as explained in the Basis for Disclaimer of Opinion paragraph, we conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions on the balance sheets as of March 31, 2015 and 2014, and the statements of comprehensive loss, changes in stockholders' deficit, and cash flows for the year ended March 31, 2015.

601 Union Street Suite 2300 Seattle, WA 98101	(206) 382-7777 MAIN (206) 382-7700 FAX	pscpa.com

46

Basis for Disclaimer of Opinion on 2014 Operations and Cash Flows

We did not observe the counting of physical inventories as of March 31, 2013, since that date was prior to our engagement as auditors for the Company, and we were unable to satisfy ourselves regarding inventory quantities without performing extensive auditing procedures that are considered not practical. Inventory amounts at March 31, 2013, enter into the determination of net loss and cash flows for the year ended March 31, 2014.

Disclaimer of Opinion on 2014 Operations and Cash Flows

Because of the significance of the matter described in the Basis for Disclaimer of Opinion paragraph, we have not been able to obtain sufficient appropriate audit evidence to provide a basis of opinion on the results of operations and cash flows for the year ended March 31, 2014. Accordingly, we do not express an opinion on the results of operations and cash flows for the year ended March 31, 2014.

Opinion

In our opinion, the balance sheets of Aqua Power Systems Japan Kabushiki Kaisha as of March 31, 2015 and 2014, and the statement of comprehensive loss, changes in stockholders' deficit, and cash flows for the year ended March 31, 2015, present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended March 31, 2015, in accordance with accounting principles generally accepted in the United States.

Emphasis of a Matter – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses and negative cash flows from operations and has a negative working capital at March 31, 2015. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Emphasis of a Matter – Subsequent Event

As discussed in Note 16 to these financial statements, on July 7, 2015, the Company entered into a Share Purchase Agreement with APS, Inc. a U.S. publicly traded company that is related through common ownership. In accordance with the terms of the Share Purchase Agreement, APS, Inc. acquired 100% of the Company's outstanding shares in exchange for cash and notes payable. As a result of this transaction, the Company became a wholly-owned subsidiary of APS, Inc. Our opinion is not modified with respect to this matter.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

July 14, 2015

47

AQUA POWER SYSTEMS JAPAN KABUSHIKI KAISHA

BALANCE SHEETS

	March 31, 2015	March 31, 2014
ASSETS
Current Assets
Cash	$40,737	$79,996
Accounts receivable	73,735	25,937
Inventory	132,681	86,438
Advances	8,799	9,121
Due from related parties	16,688	-
Prepaid Expenses	3,811	19,715
VAT receivable	10,653	954
Total Current Assets	287,104	222,161

Property, plant and equipment, net of accumulated depreciation of $88,426 and $92,050, respectively	249,373	35,800
Intangible assets, net of accumulated amortization of $27,224 and $18,958, respectively	97,407	86,452
Guarantee deposit	8,652	6,670
TOTAL ASSETS	$642,536	$351,083

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$2,309	$8,277
Accrued expenses	11,744	16,554
Accrued expenses, related party	10,031	9,728
Accrued interest	168,504	43,615
Accrued interest, related parties	14,736	584
Due to Related parties	297,138	470,199
Other payables	23,738	12,630
Current maturity of bank loans	40,124	50,623
Loan payable, 1.4% interest, due March 30, 2015	167,182	-
Related party loans	326,626	38,911
Convertible notes payable, including $202,103 with related party	1,496,419	800,934
Social insurance taxes	137,038	126,490
Payroll taxes	41,969	28,973
Current portion of capital leases	3,535	3,998
Total Current Liabilities	2,741,094	1,611,515

Bank loans, less current maturities	26,749	77,821
Capital leases, less current portion	16,434	6,315
TOTAL LIABILITIES	2,784,277	1,695,650

Commitments and Contingencies

Stockholders' Deficit
Common stock: 50,000 authorized; 5,000 JPY par value	435,312	435,312
9,895 and 9,895 issued and outstanding, respectively
Accumulated deficit	(3,254,709)	(2,180,661)
Accumulated other comprehensive income	677,656	400,782
Total Stockholders' Deficit	(2,141,741)	(1,344,567)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$642,536	$351,082

See notes to financial statements

48

AQUA POWER SYSTEMS JAPAN KABUSHIKI KAISHA

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	March 31
	2015	2014

Gross Revenue	$193,035	$107,166
Less: sales returns	-	(15,945)
Net Revenue	193,035	91,221
Cost of goods sold	174,673	22,734
Gross profit	18,362	68,487
Operating expenses:
Compensation	149,450	91,033
Director compensation	128,891	144,311
Professional fees	167,944	57,377
Payroll taxes and employee benefits	41,399	31,216
Depreciation and amortization	27,080	19,824
Research and development	1,182	23,591
Selling, general and administrative	170,994	135,348
Total operating expenses	686,940	502,700
Loss from operations	(668,578)	(434,213)

Other income (expense)
Interest income (expense), net	(143,112)	(48,374)
Other income (expense)	1,676
Loss on foreign currency transactions	(264,034)	(34,673)
Total other income (expense)	(405,470)	(83,047)

Loss before provision for income taxes	(1,074,049)	(517,260)

Provision for income taxes	-	-

Net loss	$(1,074,049)	$(517,260)

Other Comprehensive loss
Net loss	$(1,074,049)	$(517,260)
Foreign currency translation gain	276,874	400,782
Comprehensive loss	$(797,175)	$(116,478)

See notes to financial statements

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AQUA POWER SYSTEMS JAPAN KABUSHIKI KAISHA

 STATEMENT OF STOCKHOLDERS’ DEFICIT

	Shares	Common Stock	Accumulated other comprehensive income/(loss)	Accumulated Deficit	Total Stockholders’ Deficit
Balance at April 1, 2013	9,895	$435,312	$-	$(1,663,402)	$(1,228,090)

Foreign currency translation gain			400,782		$400,782

Net loss	—	—	—	(517,260)	(517,260)

Balance at March 31, 2014	9,895	435,312	400,782	(2,180,661)	(1,344,567)

Foreign currency translation gain			276,874		276,874

Net loss	—	—	—	(1,074,049)	(1,074,049)

Balance at March 31, 2015	9,895	$435,312	$677,656	$(3,254,709)	$(2,141,741)

See notes to financial statements

50

AQUA POWER SYSTEMS JAPAN KABUSHIKI KAISHA

STATEMENTS OF CASH FLOWS

	March 31, 2015	March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,074,049)	$(517,260)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,080	19,824
Loss on foreign currency transactions	264,034	-
Exchange (gain)/loss	(32,433)	1,909

Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	(74,194)	-
(Increase) Decrease in inventory	(63,596)	-
(Increase) Decrease in prepaid expense	6,342	-
Increase (Decrease) in accounts payable and accrued expenses	(101,995)	-
Increase(Decrease) in other payables	196,105	-

Net Cash Used in Operating Activities	(852,705)	(495,527)

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES :
Purchases of Property plant and equipment	(250,167)	-
Intangible assets	(35,858)	-

Net Cash Used in Investing Activities	(286,025)	-

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	653,054	455,760
Proceeds from loans payable	273,075	28,982
Proceeds from loans payable, related parties	341,963
Payments on loans	(165,702)	-
Payment on capital lease obligation	(4,437)	-

Net Cash Provided by Financing Activities	1,097,953	484,742

Effect of exchange rate changes on cash	1,518	-
Net increase/(decrease) in cash	(39,258)	(10,785)
Cash at beginning of year	79,996	-
Cash at end of year	$40,737	$79,996

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid for interest	-	-
Cash Paid for taxes	-	-

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Aqua Power Systems Japan Kabushiki Kaisha

Notes to Financial Statements

Note 1 - Description of business

Aqua Power System Japan Kabushiki Kaisha ("Aqua Power Japan" or "the Company") is a technology company specializing in magnesium air fuel cell technology. Incorporated in Japan in July of 2006, Aqua Power Japan develops, manufactures and has commercialized magnesium air fuel cells for generating safe, green, reliable and inexpensive off-grid electricity. Non-toxic and recyclable, Aqua Power Japan’s patented (and patents-pending) Realistic Magnesium Air Fuel System (“RMAF”) technology causes electricity to be generated from the chemical reaction of the combination of magnesium, oxygen (air) and a saltwater electrolyte. The majority of the Company's operations, suppliers and customers are located outside of the United States in Japan.

The Company performs research on the related technology, and sells and distributes the environmentally safe and recyclable products. The Company’s proprietary technology is protected by seventeen Japanese and international patents. The Company’s current products include batteries, flashlights and lanterns, while portable power plants are in development.

On June 19, 2015, the Company entered into a Share Purchase Agreement with APS, Inc., a U.S. publically traded company related through common ownership. As a result of the transaction, the Company is a wholly owned subsidiary of APS, Inc. (See Note 16 - Subsequent events)

Note 2 - Summary of significant accounting policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most complex and subjective estimates include: accounts receivable valuation and collectability; inventory valuation and obsolescence; valuation and recoverability of long-lived assets, including property and equipment and intangible assets, income taxes, including uncertain tax positions and recoverability of deferred income taxes. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made. Actual results could differ from these estimates.

On a regular basis, management reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted.

Functional Currency

For purposes of these financial statements in anticipation of the transaction with APS, Inc (see Note 16 - Subsequent events), the Company's reporting currency has been determined to be the U.S. dollar effective April 1, 2013. Theaccompanying financial statements are, therefore, presented in U.S. dollars ("USD"). The Company's functional currency is Japanese Yen ("JPY"). The financial statements are translated into USD for all periods presented, with all assets and liabilities translated at the current exchange rate, at respective balance sheet dates, shareholders' equity is translated at the historical rates and income statement and cash flow items are translated at the average exchange rate for the reporting periods. The resulting translation adjustments are reported as other comprehensive income and accumulated other comprehensive income in the shareholders' deficit.

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Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated into JPY at the rate on the date of the transaction and included in the results of operations as incurred.

Cash

Cash is maintained in bank accounts in Japan as well as two trust accounts in Canada. The Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. As of March 31, 2015 and 2014 there were no cash equivalents.

Revenue Recognition

Revenues represent the invoiced value of goods sold, recognized upon the shipment of goods to customers. Revenues are recognized when all of the following criteria are met:

•	Persuasive evidence of an arrangement exists,
•	Delivery has occurred or services have been rendered,
•	The seller’s price to the buyer is fixed or determinable, and
•	Collectability is reasonably assured.

Cost of Goods Sold

Cost of goods sold is comprised of direct materials and supplies consumed in the manufacture of products as well as manufacturing labor, freight-in, depreciation expense and direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished goods.

Sales Returns and Allowances

The Company does not as a policy accept sales returns. In rare exceptions, the Company will, on a case by case basis, consider and negotiate returns from customers. If actual returns occur the Company would record a reduction to net revenues in the period in which it made such determination. During the year ended March 31, 2014 there was a onetime return of $15,945 from one customer as a result of a misunderstanding as pertained to an order with the customer.

Concentrations of Credit Risk

The Company maintains cash balances at several foreign financial institutions in Tokyo, Japan, and two law firm trust accounts in Canada.  The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

As of March 31, 2015 one customer represented 89% of the total accounts receivable balance, and as of March 31, 2014, another customer represented 35% of the total accounts receivable balance.

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Shipping and Handling Costs

All shipping and handling costs are expensed as incurred and outbound freight is not billed to customers. Shipping and handling expenses included in selling, general and administrative expenses were approximately $5,500 and $6,000 for the years ended March 31, 2015 and 2014, respectively.

Accounts Receivable

Accounts Receivable are stated at invoice amounts and are comprised of amounts due from sales to distributors and retail customers. As necessary, the Company maintains an allowance for doubtful accounts that is estimated based on a variety of factors including accounts receivable aging, historical experience and other currently available information, including events such as customer bankruptcy and current economic conditions. Based upon the Company's evaluation as of March 31, 2015 and 2014, no allowance for doubtful accounts was necessary.

Inventory

Inventory is stated at the lower of cost, computed using the first-in, first-out method, or market. The Company periodically evaluates its ending inventories for excess quantities and obsolescence based on its assessment and market conditions. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation for machinery and equipment is computed based on the units produced method, and all other depreciation is computed using the straight-line method over the estimated useful lives of the assets shown below.

Useful life
Vehicles	2 years
Tools and furniture	3 – 10 years
Machinery and equipment	7 years
Assets under capital lease	5 - 7 years

Long-lived Assets

The Company evaluates, on a periodic basis, amortizable long-lived assets to be held and used for impairment. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the discounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

The Company amortizes the cost associated with patents and utility model rights with definite useful lives over their legally protected periods, typically from ten to twenty years. There were no impairment indicators for such assets, and no impairment charges related to definite lived intangible assets were recognized for the years ended March 31, 2015 and 2014.

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The Company has determined that the trademarks have indefinite useful lives, and accordingly are not amortizable. Rather, such intangible assets are required to be tested for impairment at least annually or sooner whenever events or changes in circumstances indicate that the assets may be impaired. As part of the impairment testing, the Company first performs a qualitative assessment of if it is more likely than not that trademarks are impaired, considering all relevant events and circumstances that could affect the significant inputs used to determine the fair value of the trademark. For the years ended March 31, 2015 and 2014, based on the evaluation of the qualitative factors, the Company has determined that it is not more likely than not that the indefinite-lived intangible asset is impaired, and as a result was not required to perform the quantitative impairment test on the trademarks. Therefore, no impairment charges related to indefinite lived intangible assets were recognized for the years ended March 31, 2015 and 2014.

Research and Development Costs

Research and development costs include materials used to produce the new products. Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs of approximately $4,500 for the year ended March 31, 2015. There were no advertising costs in the year ended March 31, 2014.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740.  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorizes.  This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. No reserves for uncertain tax positions have been recognized for the years ended March 31, 2015 and 2014.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2015.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Under the fair value hierarchy there is a distinguishment between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

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•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Comprehensive Loss

Comprehensive loss represents the change in stockholders’ equity resulting from transactions other than stockholder investments and distributions. Accumulated other comprehensive loss includes changes in equity that are excluded from the Company’s net loss, specifically, unrealized gains and losses on foreign currency translation adjustments and is presented in the statements of stockholders' equity. The Company presents the components of comprehensive loss within the statements of operations and comprehensive loss.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for annual reporting periods for public business entities beginning after December 15, 2017, including interim periods within that reporting period, and for non-public entities annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The new standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the effect that ASU 2014-09 will have on its financial statements and related disclosures. The Company has not yet selected a transition method nor determined the effect of the standard on its ongoing financial reporting.

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In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern  (ASU 2014-15).   The guidance in ASU 2014-15 sets forth management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity's ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management's plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The Company has elected to early adopt this guidance in the current period.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of March 31, 2015, through the date which the financial statements were issued, which is the date of the independent auditors' report. Based upon the review, other than described in Note 16 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Going Concern

The financial statements were prepared on a going concern basis. The going concern basis assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. During the year ended March 31, 2015, the Company had a net loss of approximately $1,075,000, negative cash flow from operations of approximately $850,000 and negative working capital of approximately $2,455,000. The Company will need to raise capital in order to fund its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on the Company’s ability to raise additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends to address this doubt by the Share Purchase Agreement (the "Transaction") it has entered into with a public entity in the United States (see Note 16 - Subsequent events), which includes cash consideration of $550,000. Management further intends that the Transaction will allow them entre to capital markets and enable the Company to seek financing through debt and equity financings. It is uncertain the Company can obtain financing to fund operating deficits until profitability is achieved. This need may be adversely impacted by: uncertain market conditions, approval of sites and licenses by regulatory bodies and adverse operating results. The outcome of these matters cannot be predicted at this time.

NOTE 3 - Accounts receivable

Accounts receivable consist of:

	March 31, 2015	March 31, 2014

Trade accounts receivable	$73,735	$25,937
Allowance for doubtful accounts	-	-

Net trade accounts receivable	$73,735	25,937

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During the years ended March 31, 2015 and 2014, there were no write-offs of trade accounts receivables.

nOTE 4 - InventorY

The components of Inventory are:

	March 31, 2015	March 31, 2014
Raw materials	$30,920	$31,832
Finished goods	101,761	54,607
Total	$132,681	$86,438

The Company has determined there is no obsolete or excessive inventory as of March 31, 2015 and 2014.

nOTE 5 - Property, plant and equipment

Property, Plant and Equipment consist of:

	March 31, 2015	March 31, 2014

Vehicle	$5,175	$6,022
Tools and furniture	33,165	34,356
Machinery and equipment	277,173	64,202
Assets under capital lease	22,286	23,269
Total	337,799	127,850
Less: Accumulated depreciation	88,426	92,050
PP&E, net	$249,373	$35,800

Depreciation expense totaled approximately $24,000 (which includes approximately $6,200 included in cost of goods sold and approximately $4,000 capitalized in Inventory costs) and approximately $14,000 for the years ended March 31, 2015 and 2014, respectively. During the year ended March 31, 2015, there were additions of approximately $250,000 of machinery and equipment, approximately $4,000 of furniture, and new capital leases in the amount of approximately $24,000. There were no additions during the year ended March 31, 2014.

nOTE 6 - Intangible assets

Intangible assets consist of utility model rights and patents pending for technologies filed with the Japan Patent Office ("JPO"). There have been five utility model rights filed with the JPO as of March 31, 2015 and 2014, and seventeen and fourteen patents pending as of March 31, 2015 and 2014, respectively. Also, for two inventions previously filed under Patent Cooperation Treaty ("PCT"), which is an international application, the Company entered the national phase for Japan, US, EU and China.

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As of March 31, 2015 and 2014, there are no patents granted, and the professional fees and filing fees incurred to the related patent pending filings are capitalized and amortized over twenty years from the date of the filing application. During the year ended March 31, 2015, the Company filed three new patent applications. During the year ended March 31, 2014, the Company newly filed one patent application and one trademark with Japan Patent Office, and filed three inventions under PCT.

The intangible assets at March 31, 2015 and March 31, 2014 consist of the following:

	March 31, 2015	March 31, 2014
Utility model rights	$16,098	$116,441
Patents pending	100,647	80,547
Trademarks	7,886	8,423
Total	123,510	105,410
Accumulated amortization	27,224	18,958
Total intangible asset, net	$97,407	$86,452

Amortization cost related to the utility model rights and patents amounted to approximately $15,500 and $6,000 for the years ended March 31, 2015 and 2014, respectively.

The expected amortization for each of the next five years is:

March 31, 2016	$7,000
March 31, 2017	7,000
March 31. 2018	7,000
March 31, 2019	7,000
March 31, 2020	6,000

nOTE 7 - accrued expenses

Accrued expenses consist mainly of estimated patent related costs that are expensed, as they do not meet the criteria for capitalization, and the estimated penalty for delinquent payroll taxes.

A summary is as follows:

	March 31, 2015	March 31, 2014
Various operating costs	$632	$3,365
Patent related costs	4,530	10,097
Payroll tax penalty	6,582	3,093
	$11,744	$16,554

Accrued Expenses, Related Party

On November 1, 2013, the Company entered into a consulting agreement with a consulting firm owned by one of the board members of the Company. The agreement provided various consulting services on the transactions with foreign companies, however, on April 30, 2014, the agreement was terminated as the Company. The balance owed for the services provided under the agreement was approximately $10,000 and $9,700, as of March 31, 2015 and March 31, 2014, respectively.

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nOTE 8 - social insurance taxes

As of March 31, 2015 and 2014 the Company is delinquent in paying their social insurance taxes as well as remitting the income tax withheld, for the periods from March 2012 through February 28, 2015. The penalty related to these delinquent amounts is imposed at an annual rate of 14.6%, and has been accrued accordingly.

Included in the balance for Social insurance taxes are the amounts due for the current employer’s and employee's contribution of social insurance, the delinquent portions and the related penalty accrual. Outstanding balance of each was approximately $5,500, $90,000 and $42,000 as of March 31, 2015, and approximately $4,000, $85,500 and $36,500 as of March 31, 2014.

nOTE 9 - Due from/to related parties

Due from/to related parties is composed of:

	March 31, 2015	March 31, 2014
Due from related parties
APS, Inc.	$16,688	$-
	$16,688	$-

Due to related parties
CEO	$188,841	$413,635
Family of CEO	63,754	4,728
Shareholder	11,216	13,052
Shareholder	26,749	31,128
Director	6,578	7,655

	$297,138	$470,199

Amounts due to the CEO represent salary accrued in the amount of approximately $175,500 and $165,500, as well as approximately $125,500 and $243,000 of amounts advanced to the Company for working capital purposes, for the years ended March 31, 2015 and 2014. The Company repaid approximately $110,000 of the balance of the amounts due to the CEO during the year ending March 31, 2015.

nOTE 10 - bank Loans

Bank loans consists of:

	March 31, 2015	March 31, 2014
UFJ Bank JPY15,000,000 at 2.3% with maturity date of May 2014	$-	$3,930
Japan Finance Corporation JPY20,000,000 at 1.9% with maturity date of November 2016	66,873	124,514
	66,873	128,444
Less: Current maturities of Notes payable	(40,124)	(50,623)
	$26,749	$77,821

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On September 7, 2012, the Company entered into a loan agreement with Japan Finance Corporation for $255,000 (JPY20,000,000), bearing interest at 1.9%, with a maturity date in November, 2016, for which the Company’s representative director acted as a joint guarantor. The payments are due over fifty monthly installments of principal and interest.

Interest expense on bank loans totaled approximately $2,000 and $4,000 for the years ended March 31, 2015 and 2014, respectively

nOTE 11 - convertible Notes payable

During the years ended March 31, 2015 and March 31, 2014, the Company entered into various loans with several investors, in the amount of $495,000 during 2015 and $450,000 in 2014, for a total of $1,295,000 as of March 31, 2015 (which includes loans of $350,000 during the year ended March 31, 2013). The loans were due on demand, and bore interest at 10%, annually. Approximately an additional $200,000 was loaned by a consultant to the Company, under the same terms. In connection with the Share Exchange Agreement (described further in Note 16, Subsequent Events), the loans were amended to be convertible into shares of a public entity in the United States, with which the Transaction is to take place.

The amended notes payable are also due on demand and bear interest at 10% annually. The notes are convertible into common shares at any time after the Transaction closes, at a fixed conversion price of $0.20.

The convertible notes payable were evaluated to determine if the embedded conversion feature was required to be bifurcated and accounted for as a derivative liability. The accounting for the conversion feature was evaluated as if the Transaction had already occurred, and the Company had already been merged into the acquirer, and therefore the common shares to be issued upon conversion were of the same entity. As the conversion feature has a fixed conversion rate, it is determined to be indexed to its own stock. Secondly, the conversion feature would be classified in equity if it were to be evaluated under the provisions of Accounting Standard Codification ("ASC") 815-40, as the instrument would be settled in shares and there is no provision that could require net cash settlement. Additionally there are sufficient authorized shares to allow conversion of the Debt. Accordingly, the conversion feature meets the scope limitation of ASC 815, and is not required to be bifurcated from the notes payable.

The Company determined the conversion feature did not have any beneficial aspect, as the fixed conversion price of $0.20 was the Company's best estimate of fair value of the Company's common stock. This is based on the conversion prices of convertible notes payable entered into recently by the public entity, as the trading volume of the public company shares are so insignificant, with over one year with no activity through March 31, 2014, that the trading value was determined to not be an indication of fair value.

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nOTE 12 - related partY Loans

Related party loans, consist of:

	March 31, 2015	March 31, 2014
APS, Inc	$266,000	$-
Shareholder	35,549	38.911
Director	25,077	-
	$326,626	$38,911

The Company entered into various loans totaling $266,000 with an entity related through common ownership, which is the public entity in the United States with which the Company has the Share Purchase Agreement (see Note 16, Subsequent events). The loans mature in one year and bear interest at 10% per annum.

The Company has a demand loan of approximately $35,500 from a shareholder at 3% interest, due semiannually.

During the year ended March 31, 2015, the Company entered into a note payable with a director in the amount of approximately $50,000, of which approximately $25,000 was repaid during the year. The note payable bears interest at 1% per annum and is due May 31, 2015. Subsequent to year end, approximately $17,000 was repaid during May, 2015.

For the years ended March 31, 2015 and 2014, the Company paid interest of $725 and $1,000 , respectively, to the shareholder and director.

nOTE 13 - Capital lease obligations

Capital lease obligations consists of:

	March 31, 2015	March 31, 2014
Capital lease obligation	$19,969	$10,312
Less current portion	(3,535)	(3,998)
	$16,434	$6,315

The Company leases certain equipment under leases classified as capital leases. The leased equipment is amortized on a straight line basis over 5 to 7 years. Total accumulated amortization related to the leased equipment amounts to approximately $2,500 and $13,500 as of March 31, 2015 and 2014, respectively.

The following schedule shows the future minimum lease payments (including interest) under capital leases by years as of March 31, 2015:.

For the year ending March 31,
2016	$4,000
2017	4,000
2018	4,000
2019	4,000
2020 and after	5,500

$25,500

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The Company also leased its office facilities in Tokyo, under a cancelable operating lease agreement. The original office lease agreement terminated in January 2014, however, the agreement was extended on a monthly basis until a new office space was located. The agreement required the Company to return the leased property to its original condition at the termination of the lease. Upon the return of the leased property, the full deposit was refunded to the Company. As the restoration cost is insignificant, and a significant portion of the security deposit was expected to be returned, no asset retirement obligation was recorded as of March 31, 2014.

The Company entered into a new monthly operating lease for new office facility in Tokyo, effective May 2014, under a three year lease through May 2017, with rent payments of $3,000 per month.

The Company stores its inventory located in Shanghai, China, at a related party's facility for no charge, with the remaining inventory stored in Tokyo, Japan, in the Company's office facility. A warehouse lease agreement in Shanghai was terminated in October 2012, and currently inventories are stored in a warehouse owned by a director’s relative with no rent charged.

Total rent expense for the years ending March 31, 2015 and 2014, was approximately $36,000 and $20,000, respectively.

nOTE 14 - Income tax

Deferred tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes.

For the years ended March 31, 2015 and 2014, deferred income tax was provided on temporary differences at 36% effective tax rate. Significant components of the Company’s deferred tax assets and liabilities are as follows at March 31:

	March 31, 2015	March 31, 2014
Deferred income tax asset
NOL carry forward:	$920,000	$655,000
Total deferred tax asset	920,000	655,000

Less: Valuation allowance	(920,000)	(655,000)
	$-	$-

A valuation allowance has been recorded against the realizability of the net deferred tax asset such that no value is recorded for the asset in the accompanying financial statements. The valuation allowance increased approximately $265,000 between the year ended March 31, 2015 and 2014.

The Company has net operating loss carry-forwards available to reduce future taxable income tax of approximately $2,235,000, at March 31, 2015, which expire in varying amounts through 2034.

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For the years ended March 31, 2015 and 2014, a reconciliation of the statutory rate and effective rate for the provisions for income taxes consists of the following:

	March 31, 2015	March 31, 2014
Federal Tax statutory rate	36.00%	36.00%
Valuation allowance	(36.00)%	(36.00)%

Effective rate	0.00%	0.00%

Management has performed its evaluation of all other income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard.  Accordingly, there are no provisions for income taxes, penalties or interest receivable or payable relating to uncertain income tax provisions in the accompanying financial statements.

nOTE 15 - Commitments and contingent liabilities

In November 2012, in order to facilitate the research on technology related to the components, such as electrode film and housing used in the new air fuel cell, the Company entered into a cooperative research and development agreement with a Japanese public company whose business is manufacturing and sales of industrial equipment. The agreement automatically renews unless one of the parties gives notice that they wish to cancel the agreement. In November 2014, the agreement automatically renewed through November 2015. The profit-sharing percentage provision covering profit arising from the research has not yet been negotiated. As of March 31, 2015 and 2014, no products have yet been shipped under the cooperative agreement.

In July 2011, the Company entered into a commitment to purchase certain products from a Chinese vendor for approximately $11,000. As of March 31, 2015 and 2014, the remaining outstanding commitment amounted to $1,000 and $2,000, respectively.

nOTE 16 - SUBSEQUENT EVENTS

The Company has evaluated events that occurred subsequent to March 31, 2014 and through the date the financial statements were issued. Management concluded that no additional subsequent events required disclosure in these financial statements other than those disclosed in these notes to these financial statements.

Subsequent to March 31, 2015, the Company has received approximately an additional $276,000 in loans from a related party, APS, Inc.

On June 19, 2015, the Company and APS, Inc., an entity related through common ownership, and a publicly traded company in the United States, entered into a Share Purchase Agreement. The transaction calls for the exchange of the total 9,895 outstanding common shares of the Company for 3,805,559 common shares of APS, Inc. The agreement also contains cash consideration of $550,000, of which $50,000 was paid on June 8, 2015, $100,000 was paid upon closing on July 7, 2015, with the remainder to be evidenced by four notes payable, due in monthly tranches through October 31, 2015. After the transaction the Company will be a wholly owned subsidiary of APS, Inc.

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